    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1997

                                                      REGISTRATION NO. 333-20369
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                      ADVANCED FIBRE COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          3661                  68-0277743
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                              1 WILLOWBROOK COURT
                               PETALUMA, CA 94954
                                 (707) 794-7700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                                  DONALD GREEN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                      ADVANCED FIBRE COMMUNICATIONS, INC.
                              1 WILLOWBROOK COURT
                               PETALUMA, CA 94954
                                 (707) 794-7700
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

              SCOTT D. LESTER, ESQ.                              KENNETH M. SIEGEL, ESQ.
              DAVID R. GILBERT, ESQ.                             TAMARA G. MATTISON, ESQ.
         BROBECK, PHLEGER & HARRISON LLP                     WILSON SONSINI GOODRICH & ROSATI
                    ONE MARKET                                   PROFESSIONAL CORPORATION
                SPEAR STREET TOWER                                  650 PAGE MILL ROAD
             SAN FRANCISCO, CA 94105                             PALO ALTO, CA 94304-1050
                  (415) 442-0900                                      (415) 493-9300

                              -------------------

                      ADVANCED FIBRE COMMUNICATIONS, INC.

     This Registration Statement, as amended to the date of its effectiveness (February 12, 1997) (the "Registration Statement"), registered 2,990,000 shares of the Common Stock of Advanced Fibre Communications, Inc. (the "Registrant"), of which 390,000 shares were registered pursuant to an over-allotment option issued to the U.S. Underwriters and the International Underwriters (as those terms are defined in the Registration Statement). Of the 2,990,000 shares registered, the Registrant sold an aggregate of 2,000,000 shares to the U.S. Underwriters and the International Underwriters. The offering has now been terminated. Accordingly, the Registrant hereby deregisters 990,000 shares of the Common Stock originally covered by the Registration Statement.





                                       2.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PETALUMA, STATE OF CALIFORNIA, ON THIS 25TH DAY OF MARCH, 1997.

                                       ADVANCED FIBRE COMMUNICATIONS, INC.


                                       By           /S/ DAN E. STEIMLE
                                         ---------------------------------------
                                                     Dan E. Steimle
                                             VICE PRESIDENT, CHIEF FINANCIAL
                                                        OFFICER,
                                                 TREASURER AND SECRETARY


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                                         TITLE                                    DATE
---------------------------------------  ------------------------------------------------------  ----------------------

           /s/ DONALD GREEN*
    -------------------------------      Chairman of the Board and Chief Executive Officer          March 25, 1997
             Donald Green                 (principal executive officer)

         /s/ CARL J. GRIVNER*
    -------------------------------      President, Chief Operating Officer and Director            March 25, 1997
            Carl J. Grivner

          /s/ DAN E. STEIMLE             Vice President, Chief Financial Officer, Treasurer and
    -------------------------------       Secretary (principal financial and accounting             March 25, 1997
            Dan E. Steimle                officer)

           /s/ B.J. CASSIN*
    -------------------------------      Director                                                   March 25, 1997
              B.J. Cassin

      /s/ CLIFFORD H. HIGGERSON*
    -------------------------------      Director                                                   March 25, 1997
         Clifford H. Higgerson

          /s/ BRIAN JACKMAN*
    -------------------------------      Director                                                   March 25, 1997
             Brian Jackman

            /s/ DAN RASDAL*
    -------------------------------      Director                                                   March 25, 1997
              Dan Rasdal

      *By:     /s/ DAN E. STEIMLE
      --------------------------
            Dan E. Steimle
           ATTORNEY-IN-FACT


                                       3.